SIXTH AMENDMENT

     SIXTH AMENDMENT (this "Amendment"), dated as of January 30, 1996, among EARLE M. JORGENSEN HOLDING COMPANY, INC., a Delaware corporation
("Holding"), EARLE M. JORGENSEN COMPANY, a Delaware corporation (the "Borrower"), the financial institutions party to the Credit Agreement referred to below (the "Lenders") and BT COMMERCIAL CORPORATION and CHEMICAL BANK, as Agents. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

WITNESSETH:

     WHEREAS, Holding, the Borrower, the Agents and the Lenders are parties to a Credit Agreement, dated as of March 3, 1993, as amended, modified and supplemented to the date hereof (as so amended, modified and supplemented, the "Credit Agreement"); and

     WHEREAS, the parties to the Credit Agreement wish to amend the Credit Agreement as herein provided;

     NOW, THEREFORE, it is agreed:


     1. Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in appropriate alphabetical order:

     Insurance Sub shall mean a Wholly-Owned Subsidiary of the Borrower organized under the laws of Bermuda.

     2. The definition "Permitted Transactions" contained Section 1.1 of the Credit Agreement is hereby amended by (a) deleting the word "and" appearing at the end of clause (iv) contained therein and (b) inserting the following immediately after clause (v) contained therein:

     "; and (vi) transactions between Holding, the Borrower or its Subsidiaries (other than Insurance Sub) and Insurance Sub in connection with compliance by the Borrower with Section 7.10".

     3. Section 7.10 of the Credit Agreement is hereby amended by inserting the phrase "and/or Insurance Sub" immediately after the phrase "insurance companies" appearing in said Section 7.10.

     4. Section 8.1 of the Credit Agreement is hereby amended by inserting the phrase "(other than Insurance Sub)" immediately after the word "Subsidiary" each time such word appears in clause (c) contained therein.

     5. Section 8.5 of the Credit Agreement is hereby amended by (a) Inserting the phrase "(other than Insurance Sub)" immediately after the word "Subsidiary" the first time such word appears in clause (e) contained therein, (b) deleting the word "and" appearing at the end of clause (j) contained therein, (c) deleting clause (k) contained therein in its entirety and (d) inserting the following new clauses (k) and (l) immediately after clause (j) contained therein:

     "(k) the Borrower may make capital contributions to Insurance Sub in an aggregate amount not to exceed $1,000,000; and

     "(l) any Investments in addition to those contemplated by the foregoing clauses (a) through (k), provided that all Investments made pursuant to this clause (l) shall be permitted by the Senior Notes and shall not exceed $5,000,000 at any time outstanding.".

     6. Section 8.8 of the Credit Agreement is hereby amended by (a) inserting the phrase "and clause (c) of this Section 8.8: immediately after the phrase "and 8.1" appearing in clause (a) contained therein and (b) inserting the following new clause (c):

     (c) Insurance Sub shall not engage in any business other than the performance of insurance services for Holding, the Borrower and its Subsidiaries and the investment of its assets in cash and/or Cash Equivalents.".

     7. Section 8.15 of the Credit Agreement is hereby amended by inserting the phrase "(other than Insurance Sub)" immediately after the word "Subsidiaries" contained therein.

     8. Section 8.16 of the Credit Agreement is hereby amended by inserting the phrase "(other than Insurance Sub)" immediately after the word "Subsidiaries" each time such word appears therein.

     9. In order to induce the Lenders to enter into this Amendment each Credit Party hereby:

     (a) makes each of the representations, warranties and agreements contained in Section 6 of the Credit Agreement on the Sixth Amendment Effective Date (as defined in Section 13 below), both before and after giving effect to this Amendment; and

     (b) represents and warrants that no Default or Event of Default is in existence on the Sixth Amendment Effective Date, both before and after giving effect to this Amendment.

     10. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

     11. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with Holding and the Payments Administrator.

12. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

     13. This Amendment shall become effective on the date (the "Sixth Amendment Effective Date") when Holding, the Borrower, the Agents, the
Issuing Bank and all the Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of facsimile transmission) the same to the Payments Administrator at the Payment Office.

     14. From and after the Sixth Amendment Effective Date, all references in the Credit Agreement and each of the credit Documents to the Credit Agreement shall be deemed to be references to such Credit Agreement as amended hereby.

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

EARLE M. JORGENSEN HOLDING COMPANY, INC.

By /s/Charles P. Gallopo
   ---------------------
   Title: Vice President & CFO

EARLE M. JORGENSEN COMPANY

By /s/Charles P. Gallopo
   ---------------------
   Title: Vice President & CFO